Exhibit 99

ORBCOMM ELECTS karen gould to its board of directors

Rochelle Park, NJ, June 20, 2018 – ORBCOMM Inc. (Nasdaq: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced that its Board of Directors has elected Karen Gould as a Class I Director, effective June 15, 2018, to serve until the Company’s 2019 Annual Meeting of Shareholders. ORBCOMM’s Board of Directors now includes eight members.

Ms. Gould presently serves as Executive Vice President and Chief Financial Officer of The Turner Corporation in New York.  She also presently serves on the Board of Directors and as Audit Committee Chair of Clark Builders, a subsidiary of Turner Construction operating in Canada. Previously, Ms. Gould held various senior executive positions in the telecommunications industry, including at Bell Canada, AT&T, Centerpost Corporation, and Ameritech Corporation, and was also a founding principal of several start-ups. Prior to that, she served as an Investment Banker at Kidder, Peabody & Company where she focused on serving technology and other high-growth companies and at Arthur Andersen LLP. Ms. Gould has an MBA with honors from the University of Chicago and a BS in Finance from Indiana University.

“Karen brings 25 years of experience as a senior finance executive, business advisor and entrepreneur, and we are excited to welcome her to ORBCOMM’s Board of Directors,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “We believe Karen’s broad operational experience as an exceptionally strong finance leader and CFO as well as her seasoned leadership will be extremely valuable in supporting ORBCOMM’s continued growth as a leader and innovator in the global industrial IoT.”

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

ORBCOMM Contacts

Investor Inquiries:	Financial and Trade Media:
Aly Bonilla	Sue Rutherford
VP of Investor Relations	VP of Marketing
ORBCOMM Inc.	ORBCOMM Inc.
703-433-6360	613-254-5269
bonilla.aly@orbcomm.com	rutherford.sue@orbcomm.com